Exhibit 10.252

SECOND AMENDMENT TO THE
SECOND AMENDED AND RESTATED
EMPLOYMENT CONTINUATION PLAN FOR KEY EMPLOYEES

The Second Amended and Restated Employment Continuation Plan for Key Employees of Dollar Thrifty Automotive Group, Inc., effective as of December 9, 2008, as amended March 24, 2010 (the “Plan”) is hereby amended effective December 9, 2011 as follows:

1.	The references to Section 3(d)(iii) in the penultimate paragraph of Section 3(e) are hereby amended to refer to Section 3(e)(iii).

2.	Section 3(i) is hereby amended to read as follows:

(i)           Continuation Period.  The term “Continuation Period” shall mean one (1) year for Key Employees listed on Annex B.2, one and one-half (1.5) years for Key Employees listed on Annex B.1, and two and one-half (2.5) years for Key Employees listed on Annex A.

3.	Delete Section 4(d) and replace it with the following new Section 4(d):

(d)           A Key Employee who is listed on Annex B.1 and B.2 will be eligible for Employment Continuation Compensation if, within two years after the occurrence of a Change in Control, (i) the Key Employee’s employment with the Company is terminated by the Company other than for Cause, death or Disability; (ii) the Key Employee voluntarily terminates his employment with the Company following (A) the Key Employee’s annualized base compensation being reduced to 90% or less of his Base Pay (which shall be deemed to result in a material diminution in base compensation) or (B) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which the Key Employee held immediately prior to the Change in Control.

4.	Delete Section 4(e) and replace it with the following new Section4(e).

(e)           Notwithstanding anything herein to the contrary, a Key Employee shall not be eligible for Employment Continuation Compensation unless (i) the Key Employee’s employment is terminated pursuant to Section 4(c)(i) or 4(d)(i), or (ii) a condition as set forth in 4(c)(ii) or 4(d)(ii), as applicable, exists and (A) the Key Employee provides notice to the Company within 90 days of the existence of the condition, (B) the Company does not remedy the condition within 30 days of receipt of such notice, and (C) the Key Employee terminates employment within two years following the initial occurrence of the applicable event.

5.	Section 5(a)(iv) is hereby amended in its entirety as follows:

(iv)           Subject to Section 8, each Key Employee who is listed on Annex B.1 or B.2 and becomes eligible for Employment Continuation Compensation in accordance with Section 4(d) shall receive Employment Continuation Pay from the Company as follows:

A.           A lump sum payment in an amount equal to (i) the Accrued Obligations and (ii) the prorated portion of any annual bonus payable in the year in which the Key Employee’s Termination Date occurs, determined at the greater of actual or target in accordance with the provisions of the annual bonus plan applicable to the Key Employee or any successor plan; and

B.           For those Key Employees listed on Annex B.1, a lump sum payment in an amount equal to the sum of Key Employee’s amount of Base Pay and Incentive Pay, multiplied by one and one-half (1.5) and for those Key Employees listed on Annex B.2, a lump sum payment in an amount equal to the sum of Key Employee’s amount of Base Pay and Incentive Pay.

6.	Replace existing Annex B with attached Annex B.1 and Annex B.2.

7.	All other provisions of the Plan not otherwise amended herein remain in full force and effect.

IN WITNESS WHEREOF, Scott L. Thompson, President and Chief Executive Officer, has caused this Amendment to be executed effective the 9th day of December, 2011.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
ATTEST:

Vicki J. Vaniman	Scott L. Thompson
Secretary	President and Chief Executive Officer

Annex A

Key Employees

R. Scott Anderson
H. Clifford Buster
Rick Morris
Vicki J. Vaniman

Annex B.1

Key Employees

Jeffrey A. Cerefice
Lynne Pritchard

Annex B.2

Key Employees

Thomas Adams
Darren Arrington
Fred Chesebro
Joseph Colavecchia
Charles Coniglio
Bill Copeland
Edward “Tony” Davis
James Duffy
Richard Halbrook
Kindra Marts
Vana Matte
Michael McMahon
Kimberly Paul
Les Pritt
Daniel Regan
James R. Ryan
Michael Souza